EXHIBIT 99.2

Camelot Appoints Steven Istock as its New Chief Financial Officer

IRVINE, CA, June 30, 2010 — Camelot Entertainment Group, Inc. (OTC BB: CMGR) (“Camelot”) announced today that Steven Istock has been appointed interim Chief Financial Officer of Camelot, replacing George Jackson who resigned effective today as an officer and director of Camelot to pursue his significant business interests in the fitness industry. Mr. Istock will also be nominated to fill Mr. Jackson’s place on Camelot’s Board of Directors.

Mr. Istock has a substantial corporate, entertainment and international finance background, with over fifteen years experience as a senior banker and finance manager. Mr. Istock specializes in the structuring and closing of debt and equity transactions. He has participated in over $2 billion in transactions for a wide range of publicly traded and privately held corporate clients. Further information can be found in Camelot’s 8-K filing with the Securities and Exchange Commission at www.sec.gov.

About Camelot Entertainment Group, Inc.: Camelot Entertainment Group, Inc. (www.camelotent.com) is a US publicly traded company (symbol "CMGRD") with four divisions: Camelot Film Group, Camelot Distribution Group, Camelot Studio Group and Camelot Production Services Group. Camelot is building a different kind of motion picture studio infrastructure by redefining the development, financing, production, and distribution process.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in our Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act.  Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used.  Such statements are based upon Camelot’s current expectations and speak only as of the date made.  The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

###
Contact:
Jonathon Russo
Camelot Entertainment
stockholders@camelotfilms.com
(772) 919-8747

Media Contact:
Jessica Kelly
Camelot Distribution
Jessica@camelotfilms.com
(818) 308-8858